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                                                                     Exhibit 8.1



                      [Letterhead of Bingham McCutchen LLP]


October 7, 2003


Heritage Property Investment Trust, Inc.
535 Boylston Street
Boston, MA  02116


         Re: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as special tax counsel to Heritage Property Investment Trust, Inc., a Maryland corporation (the "COMPANY"), in connection with the preparation of a registration statement on Form S-3 that is being filed with the Securities and Exchange Commission on October 7, 2003 (the "REGISTRATION STATEMENT"), relating to the registration of 314,071 shares of the Company's common stock, $0.001 par value per share. You have requested our opinion concerning the statements made in the Registration Statement under the caption "Material United States Federal Income Tax Considerations".

         In connection with our opinion, we have examined and relied upon:

         (i)      the Registration Statement, including all exhibits thereto;

         (ii) the Articles of Incorporation of the Company, filed with the Maryland Department of Assessments and Taxation on July 1, 1999, as amended through the date hereof (the "CHARTER");

         (iii) the Amended and Restated Bylaws of the Company, as amended through the date hereof;

         (iv) the articles of incorporation, bylaws and stock ownership information of each corporation that is a direct or indirect wholly-owned subsidiary of the Company, as set forth on SCHEDULE A attached hereto (the "CORPORATE SUBSIDIARIES");

         (v) the certificate of formation, if applicable, and the partnership agreement or limited liability company operating agreement, as applicable, of each partnership or limited liability company in


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Heritage Property Investment Trust, Inc.

October 7, 2003
Page 2



                  which the Company directly or indirectly owns an interest, as set forth on SCHEDULE B attached hereto (the "PARTNERSHIP SUBSIDIARIES");

together with the annexes, schedules and exhibits attached thereto ((I)-(V), together with such annexes, schedules and exhibits, collectively, the "DOCUMENTS"), and such other documents, records and matters of law as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. We have also reviewed and relied on an opinion letter from Stokes, Bartholomew, Evans & Petree, P.A., dated October 31, 2001, as to certain matters of Tennessee law (the "TENNESSEE OPINION").

         In our examination, we have assumed (I) the authenticity and completeness of all original documents reviewed by us in original or copy form,
(II) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (III) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (IV) the genuineness of all signatures on documents examined by us, and (V) the accuracy and completeness of all records made available to us. We have assumed that the Company, the Corporate Subsidiaries, and the Partnership Subsidiaries have been, and will continue to be, operated in the manner described in the Registration Statement and in accordance with the Documents as now in effect and all applicable laws. In this regard, however, we note that the Registration Statement describes certain specific circumstances under which the Company may operate in a manner that the Registration Statement indicates could prevent the Company from qualifying as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "CODE"). On the basis of representations we have received from the Company, we have, with your permission, assumed that none of the following actions, or failures to act, that are specifically described in the Registration Statement will occur following the date hereof: (I) the Company's failure to monitor and enforce the restrictions contained in its Charter relating to ownership of stock in the Company by tenants and their affiliates (Registration Statement, "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS - TAXATION OF THE COMPANY - INCOME TESTS"); (II) the Company's failure to, or to cause the Corporate Subsidiaries and/or the Partnership Subsidiaries to, timely take such corrective actions as are necessary to cure any noncompliance with the quarterly asset tests prescribed under the Code (Registration Statement, "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS - TAXATION OF THE COMPANY -


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Heritage Property Investment Trust, Inc.

October 7, 2003
Page 3



ASSET TESTS"); and (III) the Company's failure to, or to cause the Corporate Subsidiaries and/or the Partnership Subsidiaries to, timely arrange for such borrowings as are necessary to obtain sufficient cash to enable the Company to satisfy the annual distribution requirements prescribed under the Code (Registration Statement, "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS- TAXATION OF THE COMPANY - ANNUAL DISTRIBUTION REQUIREMENTS").

         As to certain facts material to our opinion, we have, with your permission, relied upon the representations of a duly appointed officer of the Company contained in the certificate dated as of the date hereof (the "OFFICER'S CERTIFICATE"), principally relating to the organization and operations of the Company, the Corporate Subsidiaries, and the Partnership Subsidiaries. Our opinion assumes that each representation and statement set forth in the Documents and in the Officer's Certificate is, and will continue to be, true, correct and complete and that each such representation or statement that speaks to the future, or to the intention of any person(s), or to the belief or knowledge of any person(s), is, and will continue to be, true, correct and complete as if made without such qualification. For purposes of our opinion, we have not made, nor will we make, an independent investigation or audit of the representations or statements set forth in the Documents or in the Officer's Certificate.

         Insofar as relevant to our opinion set forth herein, we have also, with your permission, assumed the correctness of each of the conclusions expressed in the Tennessee Opinion.

         Our opinion is limited solely to the federal income tax laws of the United States, does not cover matters arising under the laws of any other jurisdiction, and is based on our analysis of the current provisions of the Code, existing case law, existing Treasury Regulations, and published revenue rulings and procedures of the Internal Revenue Service (the "IRS") that are in effect as of the date of this opinion, all of which are subject to change and new interpretation, both prospectively and retroactively. Any such changes or new interpretations, as well as changes in the facts as they have been represented to or assumed by us, could affect our analysis and conclusions. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the IRS and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any


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Heritage Property Investment Trust, Inc.

October 7, 2003
Page 4



changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention.

OPINION

         Based on the foregoing and in reliance thereon and subject thereto, it is our opinion that the statements made in the Registration Statement under the caption "Material United States Federal Income Tax Considerations", insofar as such statements constitute a summary of the United States federal income tax laws referred to therein, fairly summarize in all material respects the United States federal income tax laws referred to therein.

         The Company's qualification as a REIT depends upon the Company's ability to meet on a continuing basis the asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code that apply to a REIT. We have relied on representations of the Company with respect to these matters (including those representations set forth in the Officer's Certificate), and we will not review on a continuing basis the Company's compliance with these requirements. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification as a REIT under the Code.

         We express no opinion other than that specifically set forth above. This opinion, which speaks as of the date hereof, has been prepared solely for your use in connection with the filing of the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the caption "Legal Matters". In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities Exchange Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Bingham McCutchen LLP

                                                     BINGHAM MCCUTCHEN LLP



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                                   SCHEDULE A

                             CORPORATE SUBSIDIARIES


Bradley Financing Corp., a Delaware corporation

Bradley Spring Mall, Inc., a Delaware corporation

Heritage-Austen Acquisition, Inc., a Maryland corporation

Heritage Clocktower SPE MGR Inc., a Delaware corporation

Heritage Montgomery SPE MGR Inc., a Delaware corporation

Heritage Realty Management Inc., a Maryland corporation

Heritage Realty Special LP Corporation, a Maryland corporation

Heritage SPE Corp., a Delaware corporation

Heritage Spradlin SPE MGR Inc., a Delaware corporation

Heritage Warminster SPE MGR Inc., a Delaware corporation



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                                   SCHEDULE B

                            PARTNERSHIP SUBSIDIARIES


131 Dartmouth Street LLC, a Massachusetts limited liability company

Berkshire Crossing Retail LLC, a Delaware limited liability company

Berkshire Crossing Shopping Center LLC, a Delaware limited liability company

Bradley Financing Partnership, a Delaware general partnership

Bradley Operating Limited Partnership, a Delaware limited partnership

Bradley Spring Mall LP, a Delaware limited partnership

Colby Grove Retail LLC, a Delaware limited liability company

Grand Traverse Crossing Shopping Center LLC, a New York limited liability company

Grove Court Shopping Center LLC, a Delaware limited liability company

Heritage Clocktower SPE LLC, a Delaware limited liability company

Heritage Mishawaka LLC, a Delaware limited liability company

Heritage Montgomery SPE LLC, a Delaware limited liability company

Heritage Property Investment Limited Partnership, a Delaware limited partnership

Heritage SPE LLC, a Delaware limited liability company

Heritage SPE MGR LLC, a Delaware limited liability company

Heritage Spradlin SPE LLC, a Delaware limited liability company

Heritage Texas, L.L.C., a Delaware limited liability company

Heritage Warminster SPE LLC, a Delaware limited liability company

NET Manager LLC, a Delaware limited liability company

NH Heritage Limited Partnership, a New Hampshire limited partnership

Pioneer Grand Traverse Company, LLC, a New York limited liability company

Salmon Run Plaza LLC, a Delaware limited liability company

Williamson Square Associates Limited Partnership, an Illinois limited partnership